Exhibit 99.1

eXp World Holdings Appoints Peggie Pelosi to the Board of Directors

Experienced, independent director brings deep knowledge in commercialization, network development and environmental, social, governance (ESG) strategy

BELLINGHAM, Wash. — Jan. 30, 2023 — eXp World Holdings, Inc. (Nasdaq: EXPI) (the “Company”) this week announced the board appointment of Peggie Pelosi to the Company’s board of directors, effective Jan. 26, 2023. Following the appointment of Ms. Pelosi, the Board will comprise eight directors, four of whom are independent.

“We are thrilled to welcome Peggie Pelosi to our Board of Directors,” said Glenn Sanford, Founder, CEO and Chairman of eXp World Holdings. “Peggie brings deep experience in independent contractor direct sales models, field member development and environmental, social, governance (ESG) strategy, which will be valuable as we continue to grow and enhance our agent value proposition.”

Ms. Pelosi joins the Company’s Board of Directors as a qualified independent director with proven directorship and professional experience. Since 2005, Ms. Pelosi has been the Founding Partner and Strategic Advisor at Orenda Social Purpose, a corporate social responsibility consultancy in Toronto, Ontario, Canada. Since 2015, she has also served as the Executive Director of Innovators Alliance, a network of CEOs focused on sustainable and profitable growth through innovation. Prior to her career and academic work in corporate social responsibility and sustainability, Ms. Pelosi served as a member of USANA Health Sciences, Inc.'s (“USANA”) management team, first as Executive Director of Sales for Canada and then as Vice President of Network Development. She worked for USANA Health Sciences, Inc. until 2004, during which time she began the program that would evolve into the USANA Foundation, and this led to her interest in corporate social responsibility. Currently, Ms. Pelosi is a member of USANA's Board of Directors and serves on USANA's Audit Committee, Compensation Committee, Governance, Risk & Nominating Committee, and serves as Chair of the Sustainability Committee.

Ms. Pelosi has received a graduate diploma from St. Michael’s College at the University of Toronto in Corporate Social Responsibility & Sustainability, and has completed the NACD Directorship Certification (NACD.CD) and the ESG Competent Boards Director Certification (GCB.D).

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises. eXp Realty is the fastest-growing real estate company in the

Exhibit 99.1

world with more than 86,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com